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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of Total Renal Care Holdings, Inc. of our report dated February 13, 1997, which appears on page F-1 of Total Renal Care Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus. We also hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 28, 1996 on the Nephrology Services Business of Caremark International Inc. for the years ended December 31, 1995 and 1994 and for the one month ended December 31, 1993; of our report dated June 18, 1997 on the financial statements of New West Dialysis Clinics, Inc. for the year ended December 31, 1996; of our report dated November 20, 1997 on the combined financial statements of Southfield Dialysis Facility, P.C., North Oakland Dialysis Facility, P.C., Macomb Kidney Center, P.C. and Novi Kidney Center, P.C. for the year ended December 31, 1996; of our report dated December 12, 1997 on the financial statements of Dialysis Care of North Carolina for the year ended December 31, 1996; and of our report dated December 18, 1997 on the financial statements of the Renal Dialysis Business of The Rogosin Institute, Inc. for the year ended December 31, 1996. These reports appear on pages F-2, F-13, F-24, F-35, and F-43, respectively, of Total Renal Care Holdings, Inc.'s Current Report on Form 8-K dated December 19, 1997.

Price Waterhouse LLP
Seattle, Washington

January 22, 1998